Exhibit 23.2

Your Vision Our Focus

CONSENT OF INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 28, 2023, relating to the financial statements of Alpha Modus Corp. (the “Company”) as of and for the years ended December 31, 2022, and 2021 in the Company’s Registration Statement (No. 333-274999) on Form S-4, for the registration of common stock.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus including in such Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

December 27, 2023

Turner, Stone & Company, L.L.P.

Accountants and Consultants

12700 Park Central Drive, Suite 1400

Dallas, Texas 75251

Telephone:972-239-1660 ⁄ Facsimile: 972-239-1665

Toll Free: 877-853-4195

Web site: turnerstone.com